EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2026

MINNEAPOLIS, April 09, 2026 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2026.

Second quarter fiscal 2026 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 15.3% to a record second quarter of $21,997,000
  ZERUST® industrial net sales increased 11.2% to $13,967,000
  ZERUST® oil and gas net sales increased 72.1% to a second quarter record of $2,666,000
  Natur-Tec® product net sales increased 8.1% to $5,363,000
  NTIC China net sales increased 18.5% to $4,425,000
  Gross profit, as a percentage of net sales, increased 10 basis points to 35.7%
  Joint venture operating income increased 19.8% to $2,027,000
  Operating income improved to $383,000, compared to an operating loss of $(333,000) in the prior-year quarter
  Net loss attributable to NTIC was $35,000, compared to net income attributable to NTIC $434,000
  Net loss per diluted share attributable to NTIC was $(0.00), compared to net income per diluted share attributable to NTIC of $0.04
  For second quarter of fiscal 2025, NTIC recognized $1,140,000 in other income due to the receipt of an Employee Retention Credit (ERC) payment
  Non-GAAP adjusted net income(1) was $70,000, or $0.01 per diluted share, compared to a Non-GAAP adjusted net loss of $300,000, or $(0.03) per share for the same period last year

“Our results were in line with our long-term growth strategy. Second quarter performance was driven by solid top-line growth across our businesses, including record second quarter ZERUST® oil and gas net sales, with year-over-year growth across all geographies, in accordance with the investments we have made in our global sales infrastructure and the increasing adoption of our VCI solutions within the global oil and gas industry. We have also seen consistent strength at NTIC China, despite the seasonal impact of the Lunar New Year and achieved another solid quarter of Natur-Tec® growth. Overall, second quarter and year-to-date results reflect the resilience of our business model and the increasing value customers place on our corrosion prevention and compostable plastics solutions,” said G. Patrick Lynch, President and CEO of NTIC.

“While the macro environment, including geopolitical tensions in the Middle East, ongoing supply chain pressures, and continued challenges in the European economy, has become more uncertain, we remain confident in the direction of our business and the strategies we are executing to drive long-term value. The diversity of our end markets, geographic footprint, and product portfolio positions us well to navigate near-term volatility. As we move through the second half of fiscal 2026, we expect continued sales growth and improved profitability, supported by stable trends in North America and ongoing strength in NTIC China, ZERUST® oil and gas, and Natur-Tec®,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 15.3% to $21,997,000 during the three months ended February 28, 2026, compared to $19,072,000 for the three months ended February 28, 2025. The year-over-year increase in second quarter sales was primarily driven by increased sales and demand for ZERUST® and Natur-Tec® products. For the first half of fiscal 2026, consolidated net sales increased 12.1% to $45,306,000, compared to $40,410,000 for the same period last year.

The following tables set forth NTIC’s net sales by product category for the three and six months ended February 28, 2026, and 2025, by segment:

	Three Months Ended February 28,
	2026	% of Net Sales	2025	% of Net Sales	% Change
ZERUST®industrial net sales	$13,967,414	63.5%	$12,562,853	65.9%	11.2%
ZERUST®oil & gas net sales	2,666,042	12.1%	1,549,164	8.1%	72.1%
Total ZERUST®net sales	$16,633,456	75.6%	$14,112,017	74.0%	17.9%
Total Natur-Tec®net sales	5,363,329	24.4%	4,960,049	26.0%	8.1%
Total net sales	$21,996,785	100.0%	$19,072,066	100.0%	15.3%

	Six Months Ended February 28,
	2026	% of Net Sales	2025	% of Net Sales	% Change
ZERUST®industrial net sales	$28,889,932	63.7%	$26,525,105	65.6%	8.9%
ZERUST®oil & gas net sales	5,059,720	11.2%	3,062,715	7.6%	65.2%
Total ZERUST®net sales	$33,949,652	74.9%	$29,587,820	73.2%	14.7%
Total Natur-Tec®net sales	11,356,014	25.1%	10,822,639	26.8%	4.9%
Total net sales	$45,305,666	100.0%	$40,410,459	100.0%	12.1%

Net sales at NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, increased 18.6% to $23,484,000 during the three months ended February 28, 2026, compared to $19,800,000 for the three months ended February 28, 2025. NTIC’s total income from joint venture operations increased 19.8% to $2,027,000 during the three months ended February 28, 2026, compared to $1,691,000 during the three months ended February 28, 2025. The $336,000 increase in total income from joint venture operations was primarily due to an increase in sales at NTIC’s joint ventures. Year-to-date, NTIC’s joint venture operating income was $4,318,000, compared to joint venture operating income of $4,105,000 during the six months ended February 28, 2025. Net sales of NTIC’s joint ventures were $48,015,000 for the six months ended February 28, 2026, compared to $43,637,000 for the six months ended February 28, 2025.

Operating expenses, as a percentage of net sales, for the second quarter of fiscal 2026 were 43.2%, compared to 46.2% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 42.5%, compared to 45.3% for the same period last fiscal year. Operating expenses for the three and six months ended February 28, 2026 increased 7.7% and 5.2%, respectively. These increases were primarily due to strategic investments in ZERUST® oil and gas marketing and sales efforts.

NTIC recognized $1,140,000 in other income during the three and six months ended February 28, 2025, due to the receipt of a cash ERC payment. No other income was recognized during the three and six months ended February 28, 2026.

Net loss attributable to NTIC for the second quarter of fiscal 2026 was $35,000, or $(0.00) per diluted share, compared to net income attributable to NTIC of $434,000, or $0.04 per diluted share, for the same period last fiscal year.   Year-to-date, net income attributable to NTIC was $202,000, or $0.02 per diluted share, compared to net income attributable to NTIC of $995,000, or $0.10 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income(1), as set forth in the GAAP reconciliation at the end of this release, was $70,000, or $0.01 per diluted share, for the second quarter of fiscal 2026, compared to a net loss of $300,000, or $(0.03) per diluted share, for the same quarter last fiscal year. Year-to-date, non-GAAP adjusted net income was $414,000, or $0.04 per diluted share, compared to net income of $367,000, or $0.04 per diluted share, for the same period last fiscal year.

NTIC had working capital of $20,202,000 as of February 28, 2026, including $6,470,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $14,259,000, compared to $20,439,000 of working capital as of August 31, 2025, including $7,251,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $12,189,000.

At February 28, 2026, NTIC had $29,748,000 of investments in joint ventures, of which $15,400,000, or 51.8%, was cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal year 2026 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register-conf.media-server.com/register/BI189d44aede034eeaa9847116235afb6b

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/3ffaprzx

A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, general industrial, mechanical, mining, agricultural, and retail consumer markets for over 50 years and, more recently, has also expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that the diversity of its end markets, geographic footprint, and product portfolio positions NTIC well to navigate near-term volatility and that as NTIC moves through the second half of fiscal 2026, it expects continued sales growth and improved profitability, supported by stable trends in North America and ongoing strength in NTIC China, ZERUST® oil and gas, and Natur-Tec®, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effect of the U.S.-Israel-Iran conflict, which has had immediate and substantial effects on global trade, energy markets and financial markets; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs, trade disputes and changes to trade regulation; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry, decreased exports of automotive products resulting from tariffs between the U.S. and both Mexico and Canada and the evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; effect of economic slowdown and political unrest, including the war between Russia and Ukraine and the conflicts in the Middle East; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2025 and subsequent quarterly report on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

(1) Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2026 (UNAUDITED) AND AUGUST 31, 2025 (AUDITED)

	February 28, 2026	August 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,469,750	$7,250,523
Receivables:
Trade, less allowance for credit losses of $290,493
as of February 28, 2026 and $235,000 as of August 31, 2025	18,033,990	18,443,230
Fees for services provided to joint ventures	897,177	1,077,552
Income taxes	704,897	340,002
Inventories, net	16,506,777	15,525,230
Prepaid expenses	2,607,340	1,706,279
Total current assets	$45,219,931	$44,342,816
PROPERTY AND EQUIPMENT, NET	15,918,752	15,183,918
OTHER ASSETS:
Investments in joint ventures	29,748,064	28,611,777
Deferred income tax, net	430,745	503,575
Intangible assets, net	8,399,365	8,827,768
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	398,688	493,050
Total other assets	43,759,238	43,218,546
Total assets	$104,897,921	$102,745,280

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$11,282,291	$9,329,021
Term loan, current portion	2,976,455	2,860,256
Accounts payable	8,269,041	8,044,196
Income taxes payable	193,164	414,304
Accrued liabilities:
Payroll and related benefits	1,568,219	1,844,817
Other	551,066	1,066,761
Current portion of operating leases	177,939	344,739
Total current liabilities	$25,018,175	$23,904,094
LONG-TERM LIABILITIES:
Deferred income tax, net	1,513,166	1,513,166
Term loans, noncurrent portion	421,839	466,984
Operating leases, less current portion	220,749	148,311
Total long-term liabilities	$2,155,754	$2,128,461

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares; issued and outstanding 9,492,001 and 9,475,490 as of February 28, 2026 and August 31, 2025, respectively	189,840	189,510
Additional paid-in capital	25,706,091	25,056,976
Retained earnings	52,286,237	52,273,469
Accumulated other comprehensive loss	(4,896,833)	(5,371,201)
Stockholders’ equity	73,285,335	72,148,754
Non-controlling interests	4,438,657	4,563,971
Total equity	77,723,992	76,712,725
Total liabilities and equity	$104,897,921	$102,745,280

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2026 AND 2025

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
NET SALES:
Net sales	$21,996,785	$19,072,066	$45,305,666	$40,410,459
Cost of goods sold	14,138,899	12,276,482	29,064,154	25,451,922
Gross profit	7,857,886	6,795,584	16,241,512	14,958,537

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,100,670	620,730	2,322,786	1,750,323
Fees for services provided to joint ventures	925,899	1,070,263	1,995,156	2,354,382
Total income from joint venture operations	2,026,569	1,690,993	4,317,942	4,104,705

OPERATING EXPENSES:
Selling expenses	4,713,772	4,210,242	9,085,274	8,477,896
General and administrative expenses	3,612,707	3,320,369	7,761,660	7,179,312
Research and development expenses	1,175,202	1,288,899	2,396,114	2,632,296
Total operating expenses	9,501,681	8,819,510	19,243,048	18,289,504

OPERATING INCOME (LOSS)	382,774	(332,933)	1,316,406	773,738

INTEREST INCOME	65,568	210,156	102,810	235,723
INTEREST EXPENSE	(196,651)	(139,155)	(396,617)	(259,375)
OTHER INCOME	—	1,139,756	—	1,139,756
INCOME BEFORE INCOME TAX EXPENSE	251,691	877,824	1,022,599	1,889,842

INCOME TAX EXPENSE	75,490	275,197	340,519	493,068
NET INCOME	176,201	602,627	682,080	1,396,774

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	211,524	168,308	479,584	401,364
NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(35,323)	$434,319	$202,496	$995,410

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.00)	$0.05	$0.02	$0.11
Diluted	$(0.00)	$0.04	$0.02	$0.10

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,489,332	9,470,507	9,488,520	9,474,034
Diluted	9,489,332	9,753,437	9,509,125	9,757,350
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.01	$0.07	$0.02	$0.14

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income (loss) attributable to NTIC and adjusted net income (loss) attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income (loss) attributable to NTIC and reported net income (loss) attributable to NTIC per diluted common share to adjusted net income (loss) attributable to NTIC and adjusted net income (loss) attributable to NTIC per diluted common share, in each case, as adjusted to exclude the contribution from the receipt of an ERC payment and amortization expense.

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Net income (loss), as reported	$(35,323)	$434,319	$202,496	$995,410
Adjustments for adjusted net income (loss):
Other income from ERC	-	(1,139,756)	-	(1,139,756)
Bonus expense impact from ERC	-	300,000	-	300,000
Amortization expense	105,783	105,783	211,566	211,566

Non-GAAP adjusted net income (loss)	$70,460	$(299,654)	$414,062	$367,220

Weighted average shares outstanding (diluted)	9,489,332	9,753,437	9,509,125	9,757,350
Diluted net income (loss) per share, as reported	(0.00)	0.04	0.02	0.10
Adjustments for adjusted net income (loss), net of tax impact, per diluted share[1]	0.01	(0.09)	0.02	(0.06)
Non-GAAP adjusted net income (loss) per diluted share	$0.01	(0.03)	$0.04	0.04

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600